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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                               December 17, 1997
               ------------------------------------------------
               Date of Report (Date of earliest event reported)


                          MIDCOM Communications Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

  Washington                                                91-1438806
  ----------                       -------                   ----------
(State or other                  (Commission             (I.R.S. Employer
jurisdiction of                  File Number)           Identification No.)
incorporation)


          26899 Northwestern Highway, Suite 120, Southfield, MI 48034
        ---------------------------------------------------------------
                   (Address of principal executive offices)

                                (248) 304-1780
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

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ITEM 5.         OTHER EVENTS.

                On December 17, 1997, MIDCOM Communications Inc. ("Midcom") announced that it has entered into an asset purchase agreement with WinStar Communications, Inc. ("WinStar"). A copy of the related news release is filed herewith as Exhibit 99.1.

                On December 22, 1997, Midcom announced that, on December 19, 1997, the U.S. Bankruptcy Court approved, with minor modification, the sale procedures set forth in the asset purchase agreement entered into with WinStar (the "Purchase Agreement"). In addition, Midcom announced that its securities were delisted from the NASDAQ National Market on December 19, 1997. A copy of the related news release is filed herewith as Exhibit 99.2.

                On January 7, 1998, Midcom announced that the U.S. Bankruptcy Court has approved the sale of substantially all of its assets, as well as substantially all of the assets of its CelTech International and PacNet Inc. subsidiaries, to WinStar pursuant to the Purchase Agreement entered into between the companies. A copy of the related news release is filed herewith as Exhibit 99.3.

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ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

                (c)       Exhibits.

                          99.1    News Release dated on December 17, 1997.
                          99.2    News Release dated on December 22, 1997.
                          99.3    News Release dated on January 7, 1998.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 9, 1998                 Midcom Communications Inc.



                                       By:   /s/ William H. Oberlin
                                           ---------------------------------
                                             William H. Oberlin, President
                                              and Chief Executive Officer
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
  Exhibit No.                     Description
  -----------                     -----------
      99.1        Press Release dated December 17, 1997
      99.2        Press Release dated December 22, 1997
      99.3        Press Release dated January 7, 1998
